UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  SCHEDULE 14A
                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


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                                  CENVEO, INC.

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                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


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    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)

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August 25, 2005


Davis, Graham & Stubbs, L.L.P.
1550 Seventeenth Street
Denver, Colorado  80202

Ladies and Gentlemen:

                   We write in response to your August 23rd letter to Institutional Shareholder Services.

                   As you well know, Cenveo has entered into arms length contracts with bondholders and others which have certain consequences in the event of a change of control (as defined) of Cenveo. Election of Burton's nominees to the Cenveo board in a contested proxy fight, against the recommendation of the Cenveo board, would constitute such a change of control, and would impose upon Cenveo the contractual obligations that were bargained for at arm's length with third parties who have relied on Cenveo's promises in this regard. Indeed, the election of Burton's nominees is precisely the sort of change of control against which these third parties sought and bargained for protection. Cenveo entered into these contracts long before Burton arrived on the scene, and the contracts are publicly available to investors.

                   Your letter is but the latest in a series of written and oral communications in which Burton has stridently taken the position that the Cenveo board can or even must "conditionally" "approve" the election of his nominees "only" for purposes of defeating the application of various change of control provisions of Cenveo's debt and severance arrangements -- this time dressed up as a lawyer's opinion.

                   The simple fact is that the Cenveo board does not approve of Burton's nominees. The Cenveo board is acting in good faith, having diligently sought out all relevant available information, with the advice and counsel of experienced advisors, and believes that the right choice for Cenveo and its shareholders is to continue with its recently announced program: reducing operating expenses, streamlining management functions and increasing top-line revenue growth, under the leadership of James R. Malone, Cenveo's newly appointed CEO. The board believes that Cenveo's future is bright, and is unconvinced that the wholesale replacement of the board and management of Cenveo would provide superior value for shareholders.

                   Having made that decision, the consequences are what they are. There can be no divorce between the board's determination as to its recommendation and approval in the proxy contest and any pretextual "approval" for the mere purpose of defeating the contractual entitlements and expectations of bondholders. Certainly there is no principle of Colorado or other law that permits such bad faith action. No "fiduciary duty" to shareholders can require such action. Nor is it relevant to cite the proposition that no fiduciary duties are generally owed to creditors. The Cenveo board is not acting out of any purported fiduciary duty to creditors, and has never said it was.


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                   Your letter - and its discussion of black-letter law about fiduciary duties - is a complete and utter red herring, which totally ignores the factual context: The board has determined that the right choice for Cenveo and its shareholders is to continue with the company's current direction and management. Your letter also fails to address the meaning and import of the contractual obligations to which Cenveo is a party, and presupposes that Burton's lawyers are in a position to advise the Cenveo board that they must prefer - and accordingly approve - the Burton slate. Finally, your letter ignores any relevant legal precedent, such as the Delaware Chancery Court's decision in HILLS STORES CO. V. BOZIC, 769 A.2d 88 (2000). In that decision, Vice Chancellor Leo Strine held that where the board had determined that a change in control resulting from a proxy contest would be adverse to the interests of the company and its shareholders, it did NOT breach its fiduciary duties in refusing to "approve" the change in control "simply so as to avoid triggering" severance payments. To the contrary, a "responsible board" could not issue such an "approval," which would have amounted to an exercise of bad faith and a breach of contract. Vice Chancellor Strine considered the plaintiffs' contrary approach "baffling" and incomprehensible.

                   Cenveo shareholders are free to vote and choose as they may desire, and they will have the opportunity to do so, after considering the arguments of both the company and Burton's group. But there is no mechanism by which the shareholders, the board or anyone else can wave a magic wand and make Cenveo's contractual obligations disappear.

                   The Cenveo board is very well aware of its fiduciary duties to all Cenveo shareholders, and continues to work hard to carry out those duties.

                                            Yours very truly,


                                            Wachtell, Lipton, Rosen & Katz



cc:      Cenveo Board of Directors
         Burton Capital Management, LLC
         Goodwood Inc.
         Hughes Hubbard & Reed LLP
         Institutional Shareholder Services


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IMPORTANT INFORMATION

On August 5, 2005, Cenveo, Inc. filed with the Securities and Exchange Commission a definitive proxy statement on Schedule 14A in connection with a special meeting of its shareholders. CENVEO'S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

Free copies of the definitive proxy statement are available at the SEC's web site at www.sec.gov, at the Cenveo's web site at www.cenveo.com, or by directing requests to Cenveo's proxy solicitor, Innisfree M&A Incorporated, toll free at 1-888 750-5834.